Exhibit 4.1.2
SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of November 29, 2023 (the “Second Amendment Effective Date”), is entered into by and among EVERSOURCE ENERGY, a voluntary association and Massachusetts business trust organized under the laws of the Commonwealth of Massachusetts (“Eversource”), AQUARION WATER COMPANY OF CONNECTICUT, a Connecticut corporation (“AWC–CT”), NSTAR GAS COMPANY, a Massachusetts corporation doing business as Eversource Energy (“NSTAR Gas”), THE CONNECTICUT LIGHT AND POWER COMPANY, a Connecticut corporation doing business as Eversource Energy (“CL&P”), PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE, a New Hampshire corporation doing business as Eversource Energy (“PSNH”), YANKEE GAS SERVICES COMPANY, a Connecticut corporation doing business as Eversource Energy (“Yankee Gas”), EVERSOURCE GAS COMPANY OF MASSACHUSETTS, a Massachusetts corporation doing business as Eversource Energy (“Eversource Gas”; and Eversource Gas, together with Eversource, AWC–CT, NSTAR Gas, CL&P, PSNH and Yankee Gas, collectively, the “Borrowers”, and each individually, a “Borrower”), the Lenders (here and hereafter as defined in the Credit Agreement (here and hereafter as defined below)), and BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent and Swing Line Lender (each, here and hereafter as defined in the Credit Agreement). Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings provided for such terms in the Credit Agreement (as amended by this Amendment or as in effect immediately prior to the effectiveness of this Amendment, as the context may require).
R E C I T A L S
WHEREAS, the Borrowers, the Lenders from time to time party thereto, and Bank of America, in its capacity as Administrative Agent and Swing Line Lender, entered into that certain Second Amended and Restated Credit Agreement, dated as of October 15, 2021 (as amended, restated, amended and restated, supplemented, increased, extended, refinanced, renewed, replaced, and/or otherwise modified in writing from time to time, the “Credit Agreement”);
WHEREAS, the Borrowers have requested that the Lenders make certain modifications to the terms of the Credit Agreement as described in Section 2 below; and
WHEREAS, the Lenders have agreed to consent to the modifications to the terms and provisions of the Credit Agreement as set forth in Section 2 below, on the terms, and subject to the conditions, set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agree as follows:
A G R E E M E N T
1.    Introductory Paragraph and Recitals; Definitions. The above introductory paragraph and recitals (including any terms defined therein) of this Amendment are incorporated herein by reference as if fully set forth in the body of this Amendment. Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings provided for such terms in the Credit Agreement (as amended by this Amendment or as in effect immediately prior to the effectiveness of this Amendment, as the context may require).
2.    Amendment to Credit Agreement. In accordance with Section 11.01 (Amendments, Etc.) of the Credit Agreement, by act of the Required Lenders, the body of Section 8.06 (Consolidated Indebtedness to Capitalization Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
With respect to (a) Eversource, permit the Consolidated Indebtedness to Capitalization Ratio of Eversource, as of the end of any fiscal quarter of Eversource, to be greater than 0.70:1.00 and (b) each other Borrower (other than Eversource), permit the Consolidated Indebtedness to Capitalization Ratio of such Borrower, as of the end of any fiscal quarter of such Borrower, to be greater than 0.65:1.00.

3.    Effectiveness; Conditions Precedent. This Amendment shall become effective as of the Second Amendment Effective Date upon the satisfaction of each of the following conditions precedent:
(a)    Amendment. Receipt by the Administrative Agent of a counterpart of this Amendment duly executed by each of the Borrowers and Lenders constituting the Required Lenders.
(b)    Fees and Expenses.
(i)    Receipt by each of BofA Securities, Barclays and the Administrative Agent, as applicable, of all fees, costs, expenses, charges, disbursements and other amounts due and payable by any of the Borrowers to BofA Securities, Barclays and the Lenders on or prior to the Second Amendment Effective Date.
(ii)    Reimbursement or payment of all out-of-pocket expenses of the Administrative Agent and its Affiliates (including, without limitation, all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by any of the Borrowers hereunder, under any other Loan Document, and/or under any other agreement(s) with the Administrative Agent or any of its Affiliates.
4.    Miscellaneous.
(a)    Loan Document. The Borrowers acknowledge and agree that this Amendment shall be deemed to be, and shall be, a “Loan Document” as such term is used in the Credit Agreement and the other Loan Documents.
(b)    Acknowledgement and Consent; Affirmation of Obligations. Each Borrower: (i) acknowledges and consents to all of the terms and conditions of this Amendment; (ii) agrees that this Amendment, and all documents and/or certificates executed in connection herewith, do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents or any certificates, documents, agreements and instruments executed in connection therewith; and (iii) affirms all of its obligations under the Loan Documents.
(c)    Full Force and Effect. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents (including Schedules and Exhibits thereto) shall remain in full force and effect.
(d)    Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(i)    the execution, delivery and performance of this Amendment by such Borrower has been duly authorized by all necessary corporate or other organizational action;
(ii)    this Amendment has been duly executed and delivered by such Borrower and constitutes a legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights and general principles of equity;
(iii)    no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (including FERC and DPU) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower of this Amendment, other than those approvals, consents or filings already obtained or made and in full force and effect;
(iv)    the representations and warranties of such Borrower contained in Article VI (REPRESENTATIONS AND WARRANTIES) of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date hereof (other than any representation and warranty that is expressly qualified by materiality, in which case such representation and warranty is true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (other than any representation and warranty that is expressly qualified by materiality, in which case such representation and warranty is true and correct in all respects) as of such earlier date; and
(v)    no Default or Event of Default exists or will result from the transactions contemplated by this Amendment.
(e)    Electronic Execution; Counterparts. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each party executing this Amendment agrees that any Electronic Signature on, or associated with, this Amendment shall be valid and binding on such Person to the same extent as a manual, original signature, and that this Amendment entered into by Electronic Signature will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof, to the same extent as if a manually executed original signature was delivered. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one (1) and the same Amendment. For the avoidance of doubt, the authorization provided under this clause (e) may include the use or acceptance of a manually signed paper Amendment that has been converted into electronic form (such as scanned into a “.pdf” format), or an electronically signed Amendment converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the other parties executing this Amendment may, at its option, create one (1) or more copies of this Amendment in the form of an Electronic Copy, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.
(f)    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF, OR RELATING TO, THIS AMENDMENT, AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(g)    SUBMISSION TO JURISDICTION; WAIVER OF VENUE; Waiver of Right to Trial by Jury. The terms of Sections 11.14(b), 11.14(c) and 11.15 of the Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of right to trial by jury are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
(h)    Limitation of Liability. No shareholder or trustee of Eversource shall be held to any liability whatever for the payment of any sum of money or for damages or otherwise under this Amendment, and this Amendment shall not be enforceable against any such shareholder or trustee in its or his or her individual capacity and this Amendment shall be enforceable against the trustees of Eversource only in such trustee capacity, and every person, firm, association, trust or corporation having any claim or demand arising under this Amendment and relating to Eversource, its shareholders or trustees shall look solely to the trust estate of Eversource for the payment or satisfaction thereof.
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IN WITNESS WHEREOF, each of the parties hereto have caused a counterpart of this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first written above.
BORROWERS:        EVERSOURCE ENERGY,
a voluntary association and Massachusetts business trust organized under the laws of the Commonwealth of Massachusetts
AQUARION WATER COMPANY OF CONNECTICUT,
a Connecticut corporation
NSTAR GAS COMPANY,
a Massachusetts corporation
THE CONNECTICUT LIGHT AND POWER COMPANY,
a Connecticut corporation
PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE,
a New Hampshire corporation
YANKEE GAS SERVICES COMPANY,
a Connecticut corporation
EVERSOURCE GAS COMPANY OF MASSASCHUSETTS,
a Massachusetts corporation
By:        /s/ John M. Moreira
Name:    John M. Moreira
Title:    Executive Vice President, Chief Financial Officer and Treasurer
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ADMINISTRATIVE AGENT:    BANK OF AMERICA, N.A.,
as Administrative Agent
By:    /s/ Erik Troette
Name:    Erik Truette
Title:    Vice President
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LENDERS:    BANK OF AMERICA, N.A.,
as a Lender
By:    /s/ Jacqueline G. Margetis
Name:    Jacqueline G. Margetis
Title:    Director

    BARCLAYS BANK
as a Lender
By:    /s/ Sam Yoo
Name:    Sam Yoo
Title:    Managing Director

    CITIBANK, N.A.,
as a Lender
By:    /s/ Agha Murtaza
Name:    Agha Murtaza
Title:    Director/Authorized Signatory

    GOLDMAN SACHS BANK USA
as a Lender
By:    /s/ Dan Martis
Name:    Dan Martis
Title:    Authorized Signatory

    MIZUHO BANK, LTD.,
as a Lender
By:    /s/ Edward Sacks
Name:    Edward Sacks
Title:    Authorized Signatory

    MFG BANK, LTD.,
as a Lender
By:    /s/ Jeffrey P. Fesenmaier
Name:    Jeffrey Fesenmaier
Title:    Managing Director

    THE TORONTO-DOMINION BANK, NEW YORK BANK,
as a Lender
By:    /s/ Paul Yoon
Name:    Paul Yoon
Title:    Director

    U.S. BANK NATIONAL ASSOCIATION,
as a Lender
By:    /s/ James O’Shaughnessy
Name:    James O’Shaughnessy
Title:    Senior Vice President

    WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Jesse Tannuzzo
Name:    Jesse Tannuzzo
Title:    Director

    JPMORGAN CHASE BANK, N.A.,
as a Lender
By:    /s/ Oswin Joseph
Name:    Oswin Joseph
Title:    Executive Director
    Corporate & Investment Bank

    KEYBANK NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Bahar Lotfalian
Name:    Bahar Lotfalian
Title:    Senior Vice President

    MORGAN STANLEY BANK, N.A.,
as a Lender
By:    /s/ Rikin Pandya
Name:    Rikin Pandya
Title:    Authorized Signatory

    PNC BANK, NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Diane Truong
Name:    Diane Truong
Title:    Vice President

    ROYAL BANK OF CANADA,
as a Lender
By:    /s/ Martina Wellik
Name:    Martina Wellik
Title:    Authorized Signatory

    THE BANK OF NEW YORK MELLON,
as a Lender
By:    /s/ Molly H. Ross
Name:    Molly H. Ross
Title:    Senior Vice President